To the Board of Trustees and Shareholders,
Westcore Trust:


	We have audited the accompanying statements of assets and liabilities, including the statements of investments, of the Westcore
Trust (comprising respectively, the Westcore MIDCO Growth Fund,
Westcore Growth and Income Fund, Westcore Blue Chip Fund,
Westcore Mid-Cap Opportunity Fund, Westcore Small-Cap
Opportunity Fund, Westcore Long-Term Bond Fund, Westcore
Intermediate-Term Bond Fund, and Westcore Colorado Tax-Exempt
Fund collectively, the "Trust") as of May 28, 1999, the related statements of operations for the period then ended and the statements of changes in net assets and financial highlights for each of the period indicated. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
	We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of May 28, 1999, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
	In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of each of the respective funds constituting the Westcore Trust as May 28, 1999, the results of their operations for the period then ended, the changes in their net assets and financial highlights for each of the periods indicated in conformity with generally accepted accounting principles.

Deloitte & Touche LLP Signature

Deloitte & Touche LLP
Denver, Colorado
July 2, 1999